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                                                                    Exhibit 99.1


For Immediate Release                                Contact: Jeffrey J. McAulay
December 29, 1998                                                   203-625-7872


                       MORAN COMPLETES TENDER OFFER FOR NOTES

     Greenwich, CT -- Moran Transportation Company announced today that it has completed its tender offer with respect to its outstanding 11-3/4% Series B First Preferred Ship Mortgage Notes due 2004 (CUSIP #616506 AB 7). As of 5:00 p.m., New York City time, on December 28, 1998 (the expiration date), approximately $1,003,000 in aggregate principal amount of the Notes had been tendered, representing approximately 1.25 percent of the $80,000,000 Notes outstanding subject to the tender offer. Following the expiration of the offer, Moran accepted for payment all Notes validly tendered pursuant to its Offer to Purchase dated November 25, 1998. The purchase price paid for the notes was equal to 101% of their principal amount ($1,010 per $1,000 principal amount), plus accrued and unpaid interest. Additional information concerning the tender offer may be directed to Jeffrey J. McAulay at Moran (203-625-7872).